Exhibit 23

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated
Franklin, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213614) and Form S-8 (No. 333-214951 and 333-206286) of Community Healthcare Trust Incorporated of our report dated February 23, 2017, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 23, 2017